Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

Company release: May 23, 2016

NHI Exercises Purchase Option on 5 Assisted Living/Memory Care Facilities For $87.5 Million from Bickford Senior Living

MURFREESBORO, Tenn.--(BUSINESS WIRE)--National Health Investors, Inc. (NYSE: NHI) announced today it has exercised its purchase option to acquire 5 assisted living and memory care facilities owned and operated by Bickford Senior Living (“Bickford”) for $87.5 million. The acquired facilities have a total of 277 units, a combined average occupancy of 92% and have EBITDARM lease coverage of 1.35x based on an initial annual lease rate of 7.25%. NHI has committed $2.4 million for capital expenditures and expansion of the existing facilities, the funding of which will be added to the lease base. The lease has an initial term of 15 years plus two 5-year renewal options. The annual lease escalator is 3%. The facilities are not included in the existing joint venture between the parties, and NHI’s purchase option on a sixth Bickford facility was relinquished. The acquisition was funded with available cash and borrowings on NHI’s revolving credit facility. The acquisition was anticipated as part of NHI’s most recent 2016 financial guidance to the market contained in its press release dated May 6, 2016.
The facilities acquired are located in Crystal Lake, Iowa (56 units), St. Charles, Missouri (76 units), Oswego, Illinois (56 units), Omaha, Nebraska (40 units) and West Des Moines, Iowa (49 units) and have a combined average age of 12 years.
Eric Mendelsohn, NHI’s President and CEO, stated, “We are very pleased to exercise our purchase option on these high-quality, high-performing facilities and to expand our existing relationship with Bickford Senior Living.”
About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s, tenants’, operators’, borrowers’ or managers’ expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may,” “will,” “believes,” “anticipates,” “expects,” “intends,” “estimates,” “plans,” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.